UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2024

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $115.00 per share, subject to adjustment	CPTNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 29, 2024, Cepton, Inc. (the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with KOITO MANUFACTURING CO., LTD. (“Koito”) and Project Camaro Merger Sub, Inc., a Delaware corporation and an indirectly wholly owned subsidiary of Koito (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger” and, together with other transactions contemplated by the Merger Agreement, the “Transaction”), with the Company surviving as an indirect controlled subsidiary of Koito. In connection with the Transaction, and as previously disclosed by the Company in its report filed with the SEC on July 29, 2024, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved certain compensation terms to be set forth in new employment agreements between Cepton Technologies, Inc., a wholly-owned subsidiary of the Company (“Cepton Technologies”) and each of Dr. Jun Pei, the Company’s Chief Executive Officer, and Dr. Dongyi Liao, the Company’s Chief Technology Officer, respectively. On September 6, 2024, the Compensation Committee approved the new employment agreements on the terms described below and authorized Cepton Technologies to enter into such agreements. The new employment agreements will be effective upon the closing of the pending acquisition of the Company by Koito.

Each of the new employment agreements provide for the executive to receive an annual base salary ($332,800 in the case of Dr. Pei and $300,000 in the case of Dr. Liao), effective for fiscal 2025 (and retroactive to January 1, 2025 if the closing of the Merger occurs after that date), and to participate in benefit plans made available generally to employees of Cepton Technologies. Each executive will also be awarded a retention bonus for each of fiscal 2025 and fiscal 2026, in an amount equal to 100% of the executive’s base salary and subject to the executive’s continued employment through the end of the applicable fiscal year. After fiscal 2026, each executive will be eligible for an annual discretionary bonus as determined by the board of directors of Cepton Technologies (the “Cepton Technologies Board”). Each executive will also be eligible to receive grants of long-term cash incentive awards (“LTI Awards”), which may be granted annually or at such other frequency as determined by the Cepton Technologies Board, with the first such award (the “Initial LTI Award”) granted in fiscal 2025. LTI Awards will vest subject to continued employment by the executive and the achievement of performance goals established annually on a rolling basis by the Cepton Technologies Board. The Initial LTI Award will have a grant target value of $166,400 for Dr. Pei and $150,000 for Dr. Liao, and the payout of the Initial LTI Award will be between 0% and 200% of such target subject to actual performance. If the executive’s employment is terminated by Cepton Technologies without “cause” or by the executive for “good reason” (as defined in the agreement), the executive will receive severance of 18 months base salary, payable in installments over an 18-month period, payment of COBRA premiums for 18 months, and vesting of the portion of the executive’s LTI Awards that would have vested within 18 months after the termination date (with performance deemed achieved at the target level and the time-based vesting requirement being treated as 36 monthly installments for this purpose). However, if such a termination of the executive’s employment occurs in connection with or within 18 months following a change in control of Cepton Technologies, the executive’s severance will equal the sum of 18 months of his base salary and one and one-half times his target annual bonus (or retention bonus, if applicable) for the year of termination or, if no such target bonus has been established for the applicable year, the target bonus (or retention bonus, if applicable) for the prior year (or, if no such target annual bonus has been established, the amount of his actual annual bonus (or retention bonus, if applicable) for the prior year) and will be paid in a lump sum; and his then-outstanding LTI Awards will be fully vested. The executive’s right to receive these severance benefits is subject to his providing a release of claims to Cepton Technologies and his continued compliance with his confidentiality, non-solicitation and other covenants in favor of Cepton Technologies.

The foregoing description of the new employment agreements is a summary, does not purport to be complete, and is qualified in its entirety by reference to the agreements, which are filed herewith Exhibits 10.1 and 10.2 and incorporated herein by reference.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2024, or its Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Transaction when they become available.

Forward Looking Statements Safe Harbor

This Current Report includes forward-looking statements, within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including without limitation, the Company’s expectations, plans and opinion regarding the Transaction. Forward-looking statements can be identified by words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “aim,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms, and/or conditions or that are not statements of historical fact. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement between the parties; (ii) the failure to obtain the approval of the Merger Agreement from the Company’s stockholders, (iii) the failure to obtain certain regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the Merger within the expected timeframes or at all; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; (v) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (vi) uncertain global macro-economic and political conditions; and (vii) other risks listed from time to time in the Company’s filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Current Report, or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement by and between Cepton Technologies, Inc. and Jun Pei, dated September 9, 2024.
10.2*	Employment Agreement by and between Cepton Technologies, Inc. and Dongyi Liao dated September 9, 2024.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: September 9, 2024	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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